Exhibit 99.1

NetLogic Microsystems Contact:	Investor Relations Contact:

Don Witmer, CFO	Leslie Green
NetLogic Microsystems, Inc.	Green Communications Consulting, LLC
650-961-6676	650-312-9060
dwitmer@netlogicmicro.com	leslie@greencommunicationsllc.com

NetLogic Microsystems Announces Second Quarter 2006 Financial Results

Revenue Increases 38 Percent From Q205 and 11 Percent From Q106

MOUNTAIN VIEW, Calif. – July 26, 2006 – NetLogic Microsystems, Inc. (NASDAQ: NETL), the leader in the design and development of knowledge-based processors, today announced financial results for its second quarter ended June 30, 2006.

Revenue in the second quarter of 2006 was $25.8 million, up 11 percent from $23.3 million in the first quarter of 2006 and up 38 percent from $18.7 million in the second quarter of 2005.

Second quarter 2006 net income, determined in accordance with generally accepted accounting principles (GAAP), was $2.9 million or $0.14 per share. GAAP net income included stock-based compensation expense, amortization of intangible assets and the effect of a fair value adjustment to inventory acquired from Cypress Semiconductor. Excluding these costs, non-GAAP net income for the second quarter of 2006 was $6.9 million or $0.32 per share.

By comparison, GAAP net loss was $7.3 million or $0.39 per share in the first quarter of 2006. Non-GAAP net income for that period, which excluded stock-based compensation expense, amortization of intangible assets, an in-process research and development charge and the effect of a fair value adjustment to inventory acquired from Cypress Semiconductor, was $6.4 million or $0.31 per share.

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NetLogic Microsystems, Inc. Announces Second Quarter 2006 Results

July 26, 2006

The company continued to generate cash from its profitable operations. Cash and cash equivalents increased $6.5 million during the second quarter to $76.0 million at June 30, 2006.

Management Qualitative Comments

“We are pleased to report another strong quarter,” said Ron Jankov, president and CEO. “In addition to posting solid financial results, we made several significant announcements regarding our product lines. To begin, we were named by AMD as a strategic technology partner for its AMD64 Torrenza program that was launched in June at the 2006 AMD Technology Analyst Day. We believe that our selection as a leading silicon partner for the AMD64 Torrenza program is a testament to our worldwide market and technology leadership in knowledge-based processing, and to the significant value that our best-in-class NETL7™ processor adds to the AMD64 ecosystem.”

“We also announced the availability of our NL6000XS family of knowledge-based processors, which are already being designed in at five of the industry’s leading manufacturers. This new product provides the industry’s first and highest performance 500 Megahertz (MHz) device for comprehensive network-aware packet classification. The NL6000XS significantly extends the performance and functionality of our NL6000 product family to enable advanced 40 Gigabit networking systems. It also offers leading-edge features and advanced low-power modes, which deliver up to 75 percent lower power than competing solutions, allowing for the use of 500MHz parts in multi-chip, content heavy applications such as triple-play routing.”

“To date, we have shipped more than 750,000 knowledge-based processors. We believe that the success of this product family in the market is a testament to our commitment to innovation and technology leadership. In keeping with this commitment, we made a substantial investment in R&D in the second quarter, and we will continue to invest in R&D in the second half of 2006 as we bring to market the NL7000 and NL8000 knowledge-based processors. The NL7000 is socket and software compatible with the NL6000XS, but supports twice as many IPv4 and IPv6 decisions with the same board space and power profile. This new product further expands our technological leadership in the rapidly growing generation 3 market, which we refer to as solutions that provide full ternary functionality and

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NetLogic Microsystems, Inc. Announces Second Quarter 2006 Results

July 26, 2006

support some parallel processing. We believe that this market could grow as much as 200 percent over the next 5 years. The NL8000 contains an entirely new core capable of 1.2G decisions per second and 50Gbits per second total data throughput, as well as supporting twice the number of IPv4 and IPv6 records compared to alternative solutions for this high-performance application. In addition, we will significantly ramp our investment in NETL7 hardware, software and customer support as we advance through the customer design engagement process.”

“The convergence of voice, video, and data traffic on the packet network as well as the increase in the number of Internet-connected devices is driving demand for network-aware processors. Our leading-edge technology is allowing us to take advantage of these opportunities and is setting a high standard for performance capability. Our products are being recognized for their excellence in the industry and we continue to develop innovative new products that are designed for future generations of advanced networking equipment. We believe that these achievements demonstrate not only our technology leadership, but also position us well for continued growth and an increasingly diversified product, customer and revenue base.”

Second Quarter Highlights

•	NetLogic Microsystems has expanded its exclusive partnership with Broadcom for its NETLite™ product family with the closure of two new customer design wins. The company has also entered into similar cooperative design and marketing engagements with other leading merchant switch providers including Marvell, EZ-Chip, Xelerated and Greenfield. This broad base of partnerships will further expand the potential customer base for the company’s NETLite processors.

•	The company announced that Advanced Micro Devices, Inc. (AMD) named it as a strategic technology partner for its AMD64 Torrenza program that was launched at the 2006 AMD Technology Analyst Day. The Torrenza program incorporates NetLogic Microsystems’ NETL7 knowledge-based processors that accelerate Layer 7 content and application-aware processing, as well as complex network security functions on the AMD Opteron™ processor. The strategic partnership with AMD allows the company to effectively expand its market footprint into high-volume datacenter computing, in addition to the company’s original target markets of security appliances, communications and networking.

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NetLogic Microsystems, Inc. Announces Second Quarter 2006 Results

July 26, 2006

•	The company also announced the availability of its NL6000XS family of knowledge-based processors that provides the industry’s first and highest performance 500 Megahertz (MHz) device for comprehensive network-aware packet classification. The NL6000XS provides superior parallel processing capabilities and offers leading-edge features such as logical table assignments, single-cycle key modification and re-issue, and advanced low-power modes, which deliver up to 75% lower power than competing solutions, allowing for use of 500MHz parts in multi-chip, content heavy applications such as triple-play routing.

•	In April, the company announced the availability of the NLS1000HDK reference platform that delivers the industry’s best-in-class Layer 7 content processing solution in collaboration with AMD. By adopting a highly optimized architecture that allows NetLogic Microsystems’ NETL7 knowledge-based processor to connect directly to the AMD Opteron™ processor through a HyperTransport™ link, the NLS1000HDK platform enables customers to develop cost-effective, leading-edge systems with enhanced functionality, proven interoperability and improved time-to-market.

Conference Call

The company will host its second quarter 2006 financial results conference call today at 2:00 p.m. Pacific time. To listen to the conference call, dial 866.543.6407 ten minutes prior to the start of the call, using the passcode 38222195. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 888-286-8010 and enter passcode 87322830.

The conference call will be available via a live webcast on the investor relations section of the NetLogic Microsystems web site at http://www.netlogicmicro.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 3 months.

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NetLogic Microsystems, Inc. Announces Second Quarter 2006 Results

July 26, 2006

About NetLogic Microsystems

NetLogic Microsystems, Inc., a fabless semiconductor company located in Mountain View, Calif., designs, develops and markets high performance knowledge-based processors for a variety of advanced Internet, corporate and other networking systems, such as routers, switches, network security appliances, network access equipment and networked storage devices. NetLogic Microsystems’ knowledge-based processors use an advanced processor architecture and a large knowledge or signature database to make complex decisions about individual packets of information traveling through the network. Knowledge-based processors from NetLogic Microsystems significantly enhance the ability of networking OEMs to supply network service providers with systems offering more advanced functionality for the Internet, such as application-based routing, voice transmission over the Internet, or VoIP, unified threat management (UTM) network security, virtual private networks, or VPNs, and streaming video and audio. NetLogic Microsystems’ knowledge-based processors are interoperable with industry-leading CPUs, NPUs and routing/switching processors. For more information about products offered by NetLogic Microsystems, call 650.961.6676 or visit the NetLogic Microsystems Web site at http://www.netlogicmicro.com.

NetLogic Microsystems, the NetLogic Microsystems logo, NETLite and NETL7 are trademarks of NetLogic Microsystems, Inc. AMD, Opteron, and combinations thereof, are trademarks of Advanced Micro Devices, Inc. HyperTransport is a trademark of the HyperTransport Technology Consortium. All other trademarks are properties of their respective owners.

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding NetLogic Microsystems’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products, the volume of sales to our principal product customers, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, potential warranty claims and product defects, the length of our sales cycles, our average selling prices, the strength of the OEM networking equipment market and the cyclical nature of that market and the semiconductor industry. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports on Forms 10-K and 10-Q, as well as other reports that NetLogic Microsystems files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and NetLogic Microsystems undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

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NetLogic Microsystems, Inc. Announces Second Quarter 2006 Results

July 26, 2006

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

(UNAUDITED)

	Three months ended
	June 30, 2006	June 30, 2005	March 31, 2006
Revenue	$25,831	$18,707	$23,324
Cost of revenue*	10,094	8,220	8,936

Gross profit	15,737	10,487	14,388

Operating expenses:
Research and development*	9,703	5,719	8,061
In-process research and development	—	—	10,700
Selling, general and administrative*	3,996	2,479	3,607

Total operating expenses	13,699	8,198	22,368

Income (loss) from operations	2,038	2,289	(7,980)

Interest and other income, net	923	248	681

Income (loss) before income taxes	2,961	2,537	(7,299)

Provision for income taxes	23	112	25

Net income (loss)	$2,938	$2,425	$(7,324)

Net income (loss) per share - Basic	$0.15	$0.14	$(0.39)

Net income (loss) per share - Diluted	$0.14	$0.13	$(0.39)

Shares used in calculation - Basic	19,923	17,619	18,846

Shares used in calculation - Diluted	21,508	18,773	18,846

___________
* Includes the following amounts related to stock-based compensation (in thousands):
	Three months ended
	June 30, 2006	June 30, 2005	March 31, 2006
Cost of revenue	$131	$20	$17
Research and development	1,972	203	1,593
Selling, general and administrative	956	250	922

Total	$3,059	$473	$2,532

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NetLogic Microsystems, Inc. Announces Second Quarter 2006 Results

July 26, 2006

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of stock-based compensation, amortization of intangible assets, an in-process research and development charge and a fair value adjustment of the acquired inventory resulting from the acquisition of NSE assets of Cypress Semiconductor Corporation and the effects of our adoption of SFAS 123R upon the number of diluted shares used in calculating non-GAAP earnings per share.

We exclude stock-based compensation to calculate non-GAAP net income and non-GAAP earnings per share for the three month periods ended June 30, 2006 and March 31, 2006 to allow for a better comparison of results in the current period to those in prior periods that did not include FAS 123(R) stock-based compensation.

In addition, we exclude an in-process research and development charge and a fair value adjustment related to acquired inventory, which are considered one-time expenses, as well as amortization of intangibles resulting from our recent acquisition of Cypress’ NSE assets. We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated July 26, 2006 that we have submitted to the Securities and Exchange Commission.

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NetLogic Microsystems, Inc. Announces Second Quarter 2006 Results

July 26, 2006

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO

NON-GAAP NET INCOME

(IN THOUSANDS)

(UNAUDITED)

	Three months ended
	June 30, 2006	June 30, 2005	March 31, 2006
GAAP net income (loss)	$2,938	$2,425	$(7,324)

Reconciling items:
Stock-based compensation	3,059	473	2,532
In-process research and development	—	—	10,700
Amortization of intangible assets	743	—	372
Fair value adjustment related to the inventory acquired from Cypress Semiconductor Corp.	192	—	96

Non-GAAP net income	$6,932	$2,898	$6,376

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP DILUTED NET INCOME (LOSS) PER SHARE TO

NON-GAAP DILUTED NET INCOME PER SHARE

(UNAUDITED)

	Three months ended
	June 30, 2006	June 30, 2005	March 31, 2006
Diluted:

GAAP net income (loss) per share	$0.14	$0.13	$(0.39)

Reconciling items:
Stock-based compensation	0.14	0.02	0.12
In-process research and development	—	—	0.52
Amortization of intangible assets	0.03	—	0.02
Fair value adjustment related to the inventory acquired from Cypress Semiconductor Corp.	0.01	—	—
Difference in shares count between diluted GAAP and diluted non-GAAP calculations	—	—	0.04

Non-GAAP net income per share - Diluted	$0.32	$0.15	$0.31

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF THE SHARES USED FOR GAAP DILUTED NET INCOME (LOSS) PER SHARE CALCULATION TO

THE SHARES USED FOR NON-GAAP DILUTED NET INCOME PER SHARE CALCULATION

(UNAUDITED)

	Three months ended
	June 30, 2006	June 30, 2005	March 31, 2006
Shares used in calculation - Diluted (GAAP)	21,508	18,773	18,846
The effect of dilutive potential common shares due to reporting non-GAAP net income	—	—	1,616
The effect of removing stock-based compensation expense under FAS 123(R) for non-GAAP presentation purpose	379	—	250

Shares used in calculation - Diluted (non-GAAP)	21,887	18,773	20,712

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NetLogic Microsystems, Inc. Announces Second Quarter 2006 Results

July 26, 2006

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP TOTAL GROSS MARGIN TO NON-GAAP TOTAL GROSS MARGIN

(UNAUDITED)

	Three months ended
	June 30, 2006		June 30, 2005		March 31, 2006
Total GAAP gross margin	$15,737	60.9%	$10,487	56.1%	$14,388	61.7%
Reconciling items:
Stock-based compensation	131	0.5%	20	0.1%	17	0.1%
Amortization of intangible assets	743	2.9%	—		372	1.6%
Fair value adjustment related to the inventory acquired from Cypress Semiconductor Corp.	192	0.7%	—		96	0.4%

Total Non-GAAP gross margin	$16,803	65.0%	$10,507	56.2%	$14,873	63.8%

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP PRODUCT GROSS MARGIN TO NON-GAAP PRODUCT GROSS MARGIN

(UNAUDITED)

	Three months ended
	June 30, 2006		June 30, 2005		March 31, 2006
GAAP product gross margin	$15,112	60.0%	$10,487	56.1%	$14,388	61.7%
Reconciling items:
Stock-based compensation	131	0.5%	20	0.1%	17	0.1%
Amortization of intangible assets	743	2.9%	—		372	1.6%
Fair value adjustment related to the inventory acquired from Cypress Semiconductor Corp.	192	0.8%	—		96	0.4%

Non-GAAP product gross margin	$16,178	64.2%	$10,507	56.2%	$14,873	63.8%

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NetLogic Microsystems, Inc. Announces Second Quarter 2006 Results

July 26, 2006

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$76,021	$65,788
Accounts receivable, net	10,960	5,972
Inventory	11,144	8,822
Prepaid expenses and other current assets	1,616	832

Total current assets	99,741	81,414

Property and equipment, net	6,545	4,012
Goodwill	36,402	—
Intangible asset	6,012	—
Other assets	101	103

Total assets	$148,801	$85,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,484	$8,458
Accrued liabilities	8,405	7,434
Deferred revenue	135	—
Capital lease obligations, current	1,362	360

Total current liabilities	18,386	16,252

Capital lease obligations, long-term	1,383	327
Other liabilities	291	294

Total liabilities	20,060	16,873

Stockholders’ equity:
Common stock and additional paid-in capital	216,321	152,559
Notes receivable from stockholders	(24)	(44)
Deferred stock-based compensation	(484)	(1,114)
Accumulated other comprehensive income	59	—
Accumulated deficit	(87,131)	(82,745)

Total stockholders’ equity	128,741	68,656

Total liabilities and stockholders’ equity	$148,801	$85,529